Exhibit 23.1



               Consent of Independent Certified Public Accountants







Board of Directors
Wyman Park Bancorporation, Inc.
11 West Ridgely Road
Lutherville, Maryland 21093


Gentlemen:

         We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to Wyman Park Bancorporation, Inc.'s 1999 Stock Option and Incentive Plan, of our report dated July 24, 1998, on our audits of the consolidated financial statements of Wyman Park Bancorporation, Inc. for the year ended June 30, 1998 which report is incorporated by reference in the Annual Report on Form 10-KSB.


/s/ Anderson Associates LLP


Baltimore, Maryland
March 11, 1999